Exhibit 99.1

Earnings Conference Call February 19, 2020 8:00 a.m. CST 1 (800) 446-1671 (North America) 1 (847) 413-3362 (Outside North America) Webcast: ir.distributionnow.com

NOW Inc. Reports Fourth Quarter and Full-Year 2019 Results

HOUSTON, TX, February 19, 2020 – NOW Inc. (NYSE: DNOW) announced results for the fourth quarter and full-year ended December 31, 2019.

Fourth Quarter 2019 Financial Highlights

•	Revenue was $639 million for the fourth quarter of 2019

•	Net loss was $139 million and non-GAAP net loss excluding other costs was $6 million for the fourth quarter of 2019

•	Diluted loss per share was $1.27 and non-GAAP diluted loss per share excluding other costs was $0.05 for the fourth quarter of 2019

•	Non-GAAP EBITDA excluding other costs for the fourth quarter of 2019 was $5 million

•	Net cash provided by operating activities was $74 million for the fourth quarter of 2019

•	Cash and cash equivalents was $183 million and long-term debt was zero at December 31, 2019

Refer to Supplemental Information in this release for GAAP to non-GAAP reconciliations.

Dick Alario, Interim CEO of NOW Inc., noted, “The North American market slowdown and reduction in customer spending were steeper than expected as the year ended. In response to market conditions, through today, we consolidated, closed or sold 40 locations since the beginning of 2019, and we have reduced headcount by 600 since mid-2019. In addition, we are deploying initiatives to improve our operating performance and bolster our already enviable balance sheet.

We finished the year with zero debt and approximately $600 million in total liquidity. We also generated significant cash flow and improved our market position in 2019. Early in 2020, our team is focused on further improving our cost structure to deliver productivity that is better than historical results and investing in technology to drive measurable efficiencies in both our field operations and corporate support functions, while at the same time capturing profit-enhancing market share.”

Prior to the earnings conference call a presentation titled “NOW Inc. Fourth Quarter and Full-Year 2019 Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and DNOW brands. Through its network of approximately 225 locations and 4,000 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

David Cherechinsky

Senior Vice President and Chief Financial Officer

(281) 823-4722

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	December 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$183	$116
Receivables, net	370	482
Inventories, net	465	602
Assets held-for-sale	34	—
Prepaid and other current assets	15	19

Total current assets	1,067	1,219
Property, plant and equipment, net	120	106
Deferred income taxes	2	2
Goodwill	245	314
Intangibles, net	90	144
Other assets	67	10

Total assets	$1,591	$1,795

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$255	$329
Accrued liabilities	127	110
Liabilities held-for-sale	6	—
Other current liabilities	8	2

Total current liabilities	396	441
Long-term debt	—	132
Long-term operating lease liabilities	34	—
Deferred income taxes	4	6
Other long-term liabilities	13	2

Total liabilities	447	581
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 109,207,678 and 108,426,962 shares issued and outstanding at December 31, 2019 and 2018, respectively	1	1
Additional paid-in capital	2,046	2,034
Accumulated deficit	(775)	(678)
Accumulated other comprehensive loss	(128)	(143)

Total stockholders’ equity	1,144	1,214

Total liabilities and stockholders’ equity	$1,591	$1,795

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018
Revenue	$639	$764	$751	$2,951	$3,127
Operating expenses:
Cost of products	514	607	601	2,365	2,497
Warehousing, selling and administrative	134	135	136	541	557
Impairment charges	128	—	—	128	—

Operating profit (loss)	(137)	22	14	(83)	73
Other expense	(2)	(4)	(2)	(10)	(15)

Income before income taxes	(139)	18	12	(93)	58
Income tax provision (benefit)	—	2	2	4	6

Net income (loss)	$(139)	$16	$10	$(97)	$52

Earnings (loss) per share:
Basic earnings (loss) per common share	$(1.27)	$0.14	$0.09	$(0.89)	$0.47

Diluted earnings (loss) per common share	$(1.27)	$0.14	$0.09	$(0.89)	$0.47

Weighted-average common shares outstanding, basic	109	108	109	109	108

Weighted-average common shares outstanding, diluted	109	109	109	109	109

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018
Revenue:
United States	$468	$579	$567	$2,240	$2,371
Canada	76	88	83	319	358
International	95	97	101	392	398

Total revenue	$639	$764	$751	$2,951	$3,127

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME (LOSS) TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018
GAAP net income (loss) (1)	$(139)	$16	$10	$(97)	$52
Interest, net	—	2	1	4	8
Income tax provision (benefit)	—	2	2	4	6
Depreciation and amortization	11	10	10	41	41
Other costs (2)	133	1	1	135	2

EBITDA excluding other costs	$5	$31	$24	$87	$109

EBITDA % excluding other costs (3)	0.8%	4.1%	3.2%	2.9%	3.5%

NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018
GAAP net income (loss) (1)	$(139)	$16	$10	$(97)	$52
Other costs, net of tax (4) (5)	133	(5)	(1)	123	(13)

Net income (loss) excluding other costs (5)	$(6)	$11	$9	$26	$39

DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2019	2018	2019	2019	2018
GAAP diluted earnings (loss) per share (1)	$(1.27)	$0.14	$0.09	$(0.89)	$0.47
Other costs, net of tax (4)	1.22	(0.03)	(0.01)	1.12	(0.11)

Diluted earnings (loss) per share excluding other costs (5)	$(0.05)	$0.11	$0.08	$0.23	$0.36

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income (loss) excluding other costs and (iii) diluted earnings (loss) per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)

Other costs for 2019 included a pre-tax impairment charge of $128 million associated with the impairment of goodwill, intangibles and held-for-sale assets, as well as $7 million in severance expenses and transaction costs which are included in operating loss.

(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)

Other costs, net of tax, for 2019 included a benefit of $12 million from changes in the valuation allowance recorded against the Company’s deferred tax assets; as well as, $128 million related to the impairment of goodwill, intangibles, and held-for-sale assets and $7 million in severance expenses and transaction costs. The Company has excluded the impact of these items on its valuation allowance in computing net income (loss) excluding other costs for 2019.

(5)	Totals may not foot due to rounding.

4